Consent of Independent Registered Public Accounting Firm

OFS Capital Corporation
Chicago, Illinois
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form N-2, Pre-Effective Amendment No. 1 (No. 333-236517) of our report dated March 15, 2019, relating to the consolidated financial statements and financial highlights of OFS Capital Corporation (the “Company”) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019.
We also consent to the incorporation by reference of our report on supplemental information dated March 15, 2019, except for the additions related to Total Senior Securities and related information reflected in the Senior Securities Table, as to which the date is June 21, 2019, relating to the information contained under the caption “Senior Securities” on pages 34, 35 and 36 of this Registration Statement, which is incorporated by reference in Exhibit (n)(2) to the Registration Statement.
We also consent to the references to us under the headings, “Senior Securities”, “Independent Registered Public Accounting Firm” and “Change in Independent Registered Public Accounting Firm” in the Registration Statement.

/s/ BDO USA, LLP
Chicago, Illinois
April 8, 2020